Phillips Edison & Company Announces
Appointment of Anthony “Tony” Terry to Board of Directors

CINCINNATI – Sept. 25, 2023 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers, today announced that its Board of Directors (the “Board”) has appointed Anthony “Tony” Terry to serve as an independent director, effective October 30, 2023.
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “We are delighted to welcome Tony to PECO’s Board. With more than three decades of public company business experience working with senior management and boards to drive growth and innovation, Tony brings a proven track record of substantial accomplishment in strategic planning, corporate and operational finance, regulatory matters and capital allocation."
Mr. Terry currently serves as executive vice president and chief financial officer for Marriott Vacations Worldwide Corporation (NYSE: VAC), a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management. As CFO at VAC, Mr. Terry leads the global finance and accounting organization while partnering with VAC’s business executives to provide financial support and a strategic perspective to drive financial results. He also oversees the development and feasibility functions for VAC. Mr. Terry works with the strategic council to develop financial and operational business strategies that maximize profitability and growth for VAC. Mr. Terry has more than 26 years with VAC and extensive experience in strategic planning, organizational optimization and financial analysis. He has held numerous roles of increasing responsibility, including leadership roles in accounting, finance, new product development, brand management, product supply management, strategic planning, M&A, investor relations and capital markets. Prior to VAC, Mr. Terry worked as a senior auditor at The Walt Disney Company and an audit senior at Arthur Andersen LLP. As previously announced by VAC, Mr. Terry will retire from VAC at the end of this month as he pursues board opportunities and plans to spend more time with his family.
Mr. Terry holds a Bachelor of Science degree in Accounting from Florida State University. He has attended the Wharton Business School Executive Development Program, Marriott International Lodging Leadership and Executive Education Program, and the Dr. Michael Hammer Reengineering Certification Program. He has previously served on the Board of Directors for INROADS of Central Florida, the Jason Beaird Memorial Foundation and the City of Orlando Audit Board, serving his last year there as Chairman. Mr. Terry is currently on the Board of directors of the American Resort Development Association and is a member of the Advisory Committee for the Department of Finance at the University of Central Florida.
In determining that he should serve as a director, the Board considered Mr. Terry’s public company expertise, corporate and operational finance expertise, strategic planning expertise, business development expertise, integrity, judgment and leadership skills.
Connect with PECO:
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About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of June 30, 2023, PECO managed 294 shopping centers, including 274 wholly-owned centers comprising 31.4 million square feet across 31 states and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including the risk factors and other risks and uncertainties described in the Company’s 2022 Annual Report on Form 10-K, filed with the SEC on February 21, 2023, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399, kgreen@phillipsedison.com
Media:
Cherilyn Megill, Chief Marketing Officer
(801) 415-4373, cmegill@phillipsedison.com